UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 18, 2012

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.02 and 5.03.  Unregistered Sales of Equity Securities and Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2012, Vornado Realty Trust (the “General Partner”) issued and sold 12,000,000 of 5.70% Series K Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share (“Series K Preferred Shares”), at $25.00 per share in an underwritten public offering pursuant to an effective registration statement. On July 18, 2012, the General Partner, as the General Partner of Vornado Realty L.P. (the “Company”), amended the Company’s limited partnership agreement to designate and authorize the issuance of up to 12,000,000 of the Company’s 5.70% Series K Preferred Units, liquidation preference $25.00 per unit (“Series K Preferred Units”). A copy of that amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The General Partner has contributed the entire net proceeds from the public offering of the Series K Preferred Shares to the Company in exchange for the same number of Series K Preferred Units of the Company (with economic terms that mirror the terms of the Series K Preferred Shares). The issuance and sale of the Series K Preferred Units to the General Partner is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Company’s Series K Preferred Units will rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Company and on parity with other preferred units in the Company, as set forth in the amendment to the Company’s limited partnership agreement attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1  Forty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

	By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
Title:

Executive Vice President -

Finance and Administration and

Chief Financial Officer of

Vornado Realty Trust, sole general partner of

Vornado Realty L.P. (duly authorized officer

and principal financial and accounting officer)

Date: July 18, 2012

Exhibit Index

3.1                               Forty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership.